Exhibit 99.1

OPENWAVE REPORTS FOURTH QUARTER AND FISCAL 2006 YEAR END

FINANCIAL RESULTS

REDWOOD CITY, Calif. — August 3, 2006 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that revenues for its fourth fiscal quarter ended June 30, 2006 were $91.1 million, compared with $100.3 million during the June quarter in the preceding year, and $113.0 million for the prior quarter ended March 31, 2006. During the quarter, Openwave posted bookings of $120 million.

For fiscal 2006, Openwave reported total revenues of $412.0million, an increase of 7% from $383.6 million in fiscal 2005. Net income on a GAAP basis for the year was $5.7 million, compared with a loss of $62.1 million in the prior year. Net income on a non-GAAP basis was $50.1 million for fiscal 2006, an increase of 123% from the $22.5 million in fiscal 2005.

“The quarter’s results were below our expectations, however we are implementing an operating plan that we expect will deliver financial improvement throughout the year,” said David Peterschmidt, president and CEO, Openwave.

On a GAAP basis, net loss for the fourth fiscal quarter ended June 30, 2006 was $4.7 million, or $0.05 per share, compared to a net loss of $62.3 million, or $0.91 per share, for the June quarter in the preceding year and net income of $9.6 million, or $0.10 per share in the prior quarter.

Net income on a non-GAAP basis, which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, impairment charges, acquisition-related costs and restructuring and related costs, for the fourth fiscal quarter ended June 30, 2006 was $2.6 million, or $0.03 per diluted share compared with $7.2 million, or $0.10 per diluted share, during the June quarter of the prior year and $21.8 million, or $0.21 fully per diluted share in the prior quarter. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

At June 30, 2006, the Company had cash, cash equivalents, short-term and long-term investments totaling $513.0 million.

Business Outlook

Management’s current outlook for the first fiscal quarter ending September 30, 2006 is that revenues will be within a range of $85 million to $90 million. Gross margin is expected to be within a range of 66% to 68%, and non-GAAP operating expenses to be approximately $61 million to $62 million. Non-GAAP earnings per share is expected to be within a range of ($0.02) to $0.02. Non-GAAP results exclude amortization of intangibles, stock-based compensation, and acquisition-related costs and restructuring and related costs.

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Page 2 of 8 — Openwave Reports Fourth Quarter Fiscal 2006

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its fiscal fourth quarter ended June 30, 2006. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (866) 550-6338 or (347) 284-6930 (international). A replay of the conference call will be available for one week beginning at approximately 8:30 p.m. eastern time today by calling 888-203-1112. The replay can be accessed internationally by calling 719-457-0820. Reservation number: 5274352.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Non-GAAP Measure

The company’s stated results include a non-GAAP measure, non-GAAP net income, which excludes amortization of intangibles, stock-based compensation, gain on sale of technology, impairment charges, acquisition-related costs and restructuring and related costs from GAAP net income (loss). Management believes the presentation of this non-GAAP information may be useful to investors because the Company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company’s expenses and comparing them to the expenses of the Company’s competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company’s historical and projected operating results, primarily with a view to assessing ongoing expenses exclusive of specific, non-recurring transactions, as may be the case with our gain on sale of technology, restructuring and acquisition-related costs. Management uses the operating results exclusive of our equity-based compensation expense to compare our performance with the Company’s competitors or others.

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Page 3 of 8 — Openwave Reports Fourth Quarter Fiscal 2006

This non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while some transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect new transactions, such as acquisitions or restructurings that will trigger similar expenses. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided.

Cautionary Note Regarding Forward Looking Statements

This release and the scheduled conference call contain forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) general risks associated with the development and licensing of software, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully manage and integrate Musiwave’s operations and employees, to successfully retain Musiwave’s existing customers, and to continue to grow the Musiwave customer base and revenue in accordance with projections; and (h) the ability to acquire additional companies and technologies that complement the Openwave business and to successfully integrate such acquisitions.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, and any subsequently filed reports. All documents also are available

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Page 4 of 8 — Openwave Reports Fourth Quarter Fiscal 2006

through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com

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© 2006 Openwave and the Openwave logo are trademarks and/or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS: Mike Bishop Director Investor Relations Openwave Systems Inc. (650) 480-4461 investor@openwave.com	MEDIA CONTACTS: Hannah Summers Director, Public Relations Openwave Systems Inc. (650) 480-7119 Hannah.summers@openwave.com

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Page 5 of 8 — Openwave Reports Fourth Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	June 30, 2006	June 30, 2005
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$431,851	$236,555
Accounts receivable, net	146,059	136,865
Prepaid and other current assets	17,305	20,772

Total current assets	595,215	394,192

Property and equipment, net	20,784	16,765
Long-term investments	61,034	25,909
Restricted cash and investments	20,106	24,293
Goodwill	148,807	44,073
Intangibles, net and other assets	64,004	36,073

	$909,950	$541,305

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$14,951	$10,861
Accrued liabilities	62,633	54,429
Accrued restructuring costs	18,542	20,236
Deferred revenue	51,733	65,623

Total current liabilities	147,859	151,149

Accrued restructuring costs, less current portion	60,922	77,261
Deferred revenue, less current portion	3,892	3,408
Deferred rent obligations	1,055	691
Deferred tax liabilities, less current portion, net	6,455	5,025
Convertible subordinated notes, net	148,494	147,367

Total liabilities	368,677	384,901

Total stockholders’ equity	541,273	156,404

	$909,950	$541,305

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Page 6 of 8 — Openwave Reports Fourth Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Year Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues:
License	$37,797	$58,067	$43,172	$194,611	$175,565
Maintenance and support	23,183	22,733	24,490	94,563	93,295
Services	23,270	24,769	32,604	108,475	114,775
Content delivery	6,886	7,475	—	14,361	—

Total revenues	91,136	113,044	100,266	412,010	383,635

Cost of revenues:
License	1,901	1,727	1,385	7,191	2,964
Maintenance and support	7,294	7,449	9,173	30,658	31,822
Services	16,755	19,706	20,991	78,367	79,152
Content delivery	3,416	3,965	—	7,381	—
Amortization of intangible assets	1,519	1,668	1,817	6,300	6,059

Total cost of revenues	30,885	34,515	33,366	129,897	119,997

Gross profit	60,251	78,529	66,900	282,113	263,638

Operating Expenses:
Research and development	21,046	21,696	25,773	88,083	95,787
Sales and marketing	30,900	33,487	23,903	122,871	99,117
General and administrative	18,304	17,151	13,741	70,510	49,289
Restructuring and other related costs	(3,047)	765	64,600	4,623	70,560
Acquisition-related costs and amortization	2,496	3,079	736	7,003	2,788
Gain on sale of technology and other	—	(3,800)	—	(11,349)	—

Total operating expenses	69,699	72,378	128,753	281,741	317,541

Operating income (loss)	(9,448)	6,151	(61,853)	372	(53,903)
Interest and other (expense), net	4,246	4,126	622	9,041	582
Impairment of non-marketable equity securities	—	—	—	(104)	—

Income (loss) before provision for income taxes	(5,202)	10,277	(61,231)	9,309	(53,321)
Income taxes	(528)	707	1,107	3,645	8,808

Net income (loss)	$(4,674)	$9,570	$(62,338)	$5,664	$(62,129)

Basic net income (loss) per share	$(0.05)	$0.10	$(0.91)	$0.07	$(0.93)

Diluted net income (loss) per share	$(0.05)	$0.10	$(0.91)	$0.07	$(0.93)

Shares used in computing basic net income (loss) per share	91,709	91,442	68,264	82,231	66,650
Shares used in computing diluted net income (loss) per share	91,709	95,044	68,264	85,316	66,650
Stock-based compensation by category:
Maintenance and support	$207	$205	$—	$1,418	$—
Services	343	299	—	1,541	—
Research and development	493	1,164	404	5,801	801
Sales and marketing	4,604	5,917	651	19,289	1,424
General and administrative	3,208	3,073	1,310	12,979	2,977

	$8,855	$10,658	$2,365	$41,028	$5,202

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Page 7 of 8 — Openwave Reports Fourth Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands, except per share data)

	Three Months Ended			Year Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Reconciliation between GAAP net income (loss) and Non-GAAP:
Net income (loss)	$(4,674)	$9,570	$(62,338)	$5,664	$(62,129)
Exclude:
Restructuring and other related costs	(3,047)	765	64,600	4,623	70,560
Acquisition-related costs and amortization*	4,015	4,747	2,553	13,303	8,847
Amortization of stock-based compensation	8,855	10,658	2,365	41,028	5,202
Gain on sales of technology and other	—	(3,800)	—	(11,349)	—
Impairment of non-marketable equity securities	—	—	—	104	—
Acquisition-related hedging cost	—	—	—	672	—
Tax impact of reconciling items**	(2,527)	(1,392)	—	(3,919)	—

Non-GAAP net income - diluted	$2,622	$20,548	$7,180	$50,126	$22,480

Interest expense on convertible debt, if dilutive***	$—	$1,283	$—	$—	$—

Numerator for fully diluted non-GAAP earnings per share	$2,622	$21,831	$7,180	$50,126	$22,480

Fully diluted net income (loss) per share	$(0.05)	$0.09	$(0.86)	$0.07	$(0.88)
Exclude:
Restructuring and other related costs	$(0.03)	$0.01	$0.89	$0.05	$1.00
Amortization of acquisition-related intangibles and Holdback*	$0.04	$0.05	$0.04	$0.16	$0.13
Amortization of stock-based compensation	$0.10	$0.10	$0.03	$0.48	$0.07
Gain on sale of technology and other	$—	$(0.04)	$—	$(0.13)	$—
Impairment of non-marketable equity securities	$—	$—	$—	$—	$—
Acquisition-related hedging cost	$—	$—	$—	$0.01	$—
Tax impact of reconciling items**	$(0.03)	$(0.01)	$—	$(0.05)	$—
Interest expense on convertible debt, if dilutive***	$—	$0.01	$—	$—	$—

Non-GAAP net income per share – fully diluted	$0.03	$0.21	$0.10	$0.59	$0.32

Shares used in computing diluted earnings per share	93,679	95,044	72,855	85,316	70,318
Shares used in computing fully diluted earnings per share	93,679	103,197	72,855	85,316	70,318

*	Acquisition-related costs relates to contingent payments due in July 2008 related to the Musiwave acquisition. Amortization relates to acquired intangible assets.
**	Beginning in FY Q3 2006 with the Musiwave acquisition, the tax impact of reconciling items became material and therefore will be included in the non-GAAP reconciliation prospectively. The tax impact relates to amortization of acquisition-related intangibles and tax benefits related to stock-based compensation.
***	The impact of an assumed conversion of convertible debt is included in the non-GAAP fully diluted calculation when its impact is dilutive to non-GAAP earnings per share.

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Page 8 of 8 — Openwave Reports Fourth Quarter Fiscal 2006

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Fiscal Year Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Cash flows from operating activities:
Net income (loss)	$(4,674)	$9,570	$(62,338)	$5,664	$(62,129)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization of intangibles and stock-based compensation	15,601	17,445	7,522	63,907	24,938
Accelerated depreciation on restructured property and equipment	—	—	9,878	414	15,608
Provision for doubtful accounts	(1,145)	147	(140)	(280)	1,990
Other non-cash expenses, net	(3,227)	(1,158)	(2,316)	(5,197)	(2,288)
Proceeds from sale of technology and other	—	(3,800)	—	(11,349)	—
Changes in operating assets and liabilities, net of effect of acquisitions	7,162	(22,588)	56,469	(33,875)	14,263

Net cash provided by (used for) operating activities	13,717	(384)	9,075	19,284	(7,618)

Cash flows from investing activities:
Purchases of property and equipment, net	(4,788)	(2,169)	(4,225)	(12,962)	(12,292)
Purchases of intangible assets	—	—	—	—	(450)
Acquisitions, net of cash acquired	—	(113,916)	(167)	(113,916)	(52,755)
Proceeds from sale of technology and other	—	3,800	—	11,349	—
Proceeds (purchases) of investments, net	(29,792)	(9,301)	9,233	(181,041)	25,432
Restricted cash and investments, and non-marketable securities	(64)	2,042	1,305	4,094	2,086

Net cash provided by (used for) investing activities	(34,644)	(119,544)	6,146	(292,476)	(37,979)

Cash flows from financing activities:
Net proceeds from issuance of common stock	3,153	19,763	11,764	322,503	22,981
Other, net	(249)	—	(3,805)	(249)	(3,805)

Cash provided by financing activities	2,904	19,763	7,959	322,254	19,176

Effect of exchange rates on cash and cash equivalents	(93)	—	(525)	(93)	(586)

Net increase (decrease) in cash and cash equivalents	(18,116)	(100,165)	22,655	48,969	(27,007)
Cash and cash equivalents at beginning of period	193,547	293,712	103,807	126,462	153,469

Cash and cash equivalents at end of period	$175,431	$193,547	$126,462	$175,431	$126,462

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